EXHIBIT (8)(a)(1)

AMENDMENT NO. 34 TO PARTICIPATION AGREEMENT

(ATST)

AMENDMENT NO. 34 TO

PARTICIPATION AGREEMENT AMONG

AEGON/TRANSAMERICA SERIES TRUST,

TRANSAMERICA LIFE INSURANCE COMPANY,

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,

PEOPLES BENEFIT LIFE INSURANCE COMPANY, AND

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

The Participation Agreement, dated July 1, 1992, as amended (“Agreement”) among AEGON/Transamerica Series Trust (the “Fund”), Transamerica Life Insurance Company (“Transamerica”), Transamerica Financial Life Insurance Company (“TFLIC”), Peoples Benefit Life Insurance Company (“Peoples”), and Transamerica Occidental Life Insurance Company (“TOLIC”) is hereby amended as follows:

Schedule A of the Agreement is deleted in its entirety and replaced with the following Amended Schedule A:

AMENDED SCHEDULE A

Effective May 1, 2006

Account(s), Policy(ies) and Portfolio(s)

Subject to the Participation Agreement

Accounts:

Separate Account VA B

Separate Account VA BNY

Mutual Fund Account

Separate Account VA A

Separate Account VA C

Separate Account VA D

Retirement Builder Variable Annuity Account

Transamerica Financial Life Insurance Company Separate Account C

Peoples Benefit Life Insurance Company Separate Account V

Legacy Builder Variable Life Separate Account

TFLIC Series Life Account

TFLIC Series Annuity Account

Transamerica Occidental Life Separate Account VUL-3

Separate Account VA E

Separate Account VA F

Transamerica Occidental Life Insurance Company Separate Account VUL-4

Transamerica Occidental Life Insurance Company Separate Account VUL-5

Transamerica Life Insurance and Annuity Company on behalf of its Separate Account VA-8

Separate Account VA J

Transamerica Occidental Life Insurance Company Separate Account VUL-6

TA PPVUL 1

Separate Account VA K

Separate Account VA H

Separate Account VA G

Separate Account VA-2LNY

Separate Account VA-2L

Separate Account VA A

Separate Account VL A

AES Private Placement VA Separate Account

Separate Account VA L

Separate Account VA P

PFL Corporate Account One

Separate Account VA R

Separate Account VA S Separate Account VA Q Separate Account Q NY Separate Account VA W Separate Account VA WNY TFLIC Separate Account VNY Separate Account VA X Separate Account VA Y

Policies:

Transamerica Landmark Variable Annuity

Transamerica Landmark NY Variable Annuity

The Atlas Portfolio Builder Variable Annuity

Transamerica EXTRA Variable Annuity

Transamerica Access Variable Annuity

Retirement Income Builder II Variable Annuity

Advisor’s Edge® Variable Annuity

Advisors’s Edge Select® Variable Annuity

Legacy Builder Plus

TFLIC Financial Freedom Builder

Transamerica Elite

Privilege Select Variable Annuity

Estate Enhancer Variable Life

TransSurvivor Life Variable Universal Life

TransMark Optimum Choice Variable Annuity

TransUltra® Variable Universal Life

TFLIC Freedom Elite Builder

TFLIC Premier Variable Annuity

Immediate Income Builder II

Premier Asset Builder Variable Annuity

TransAccumulatorSM VUL

TFLIC Freedom Wealth Protector

Advantage V

Retirement Income Builder Variable Annuity

Retirement Income Builder – BAI Variable Annuity

Dreyfus Advisor Advantage Variable Annuity

Dreyfus Access Advantage Variable Annuity

Dreyfus/Transamerica Triple Advantage® Variable Annuity (NY)

Dreyfus/Transamerica Triple Advantage® Variable Annuity

Transamerica Variable Life

Advisor’s Edge Select Private Placement

Transamerica Preferred Advantage Variable Annuity

Portfolio Select Variable AnnuitySM

Flexible Premium Variable Annuity - A

Flexible Premium Variable Annuity - B

Flexible Premium Variable Annuity - C

Flexible Premium Variable Annuity - D

Flexible Premium Variable Annuity - E

Flexible Premium Variable Annuity - G

TFLIC Freedom Elite Builder II

Flexible Premium Variable Annuity - H

Advisor’s Edge® NY Variable Annuity

Flexible Premium Variable Annuity - I

Flexible Premium Variable Annuity - J

Transamerica Freedom Variable Annuity

TFLIC Freedom Elite Builder III

TransSurvivorSM Life VUL

TransAccumulator® VUL

TransUltra® VUL

Portfolios:

AEGON/Transamerica Series Trust. – each Portfolio has an Initial Class and a Service Class of Shares

AEGON Bond

Asset Allocation – Conservative Portfolio

Asset Allocation – Growth Portfolio

Asset Allocation – Moderate Portfolio

Asset Allocation – Moderate Growth Portfolio

American Century International

American Century Large Company Value

Capital Guardian U.S. Equity

Capital Guardian Global

Capital Guardian Value

Clarion Global Real Estate Securities

Federated Growth & Income

Great Companies – Americasm

Great Companies – Technologysm

International Moderate Growth Fund

JPMorgan Enhanced Index

JPMorgan Mid Cap Value

Janus Growth

Jennison Growth

Marsico Growth

Mercury Large Cap Value

MFS High Yield

Munder Net50

PIMCO Total Return

Salomon All Cap

Select+ Aggressive

Select+ Conservative

Select+ Growth & Income

Templeton Great Companies Global

T. Rowe Price Equity Income

T. Rowe Price Growth Stock

T. Rowe Price Small Cap

Third Avenue Value

Transamerica Balanced

Transamerica Equity

Transamerica Convertible Securities

Transamerica Growth Opportunities

Transamerica Money Market

Transamerica Small/Mid Cap Value

Transamerica U.S. Government Securities

Transamerica Value Balanced

Van Kampen Active International Allocation

Van Kampen Large Cap Core

Van Kampen Mid-Cap Growth

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of May 1, 2006.

AEGON/TRANSAMERICA SERIES TRUST		TRANSAMERICA LIFE INSURANCE COMPANY

By its authorized officer,		By its authorized officer,

By:	/s/ T. Gregory Reymann, II	By:	/s/ Priscilla I. Hehcler
	T. Gregory Reymann, II		Priscilla I. Hechler
Title:	Vice President and Counsel	Title:	Assistant Secretary

TRANSAMERICA FINANCIAL		PEOPLES BENEFIT LIFE INSURANCE
LIFE INSURANCE COMPANY		COMPANY

By its authorized officer,		By its authorized officer,

By:	/s/ Priscilla I. Hechler	By:	/s/ Priscilla I. Hechler
	Priscilla I. Hechler		Priscilla I. Hechler
Title:	Assistant Vice President	Title:	Assistant Vice President
	and Assistant Secretary		and Assistant Secretary

TRANSAMERICA OCCIDENTAL
LIFE INSURANCE COMPANY

By its authorized officer,

By:	/s/ Priscilla I. Hechler
Priscilla I. Hechler
Title:	Assistant Vice President
and Assistant Secretary